As filed with the Securities and Exchange Commission on June 25, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Brixmor Property Group Inc.

(Exact name of registrant as specified in governing instruments)

Brixmor Property Group Inc.

420 Lexington Avenue

New York, New York 10170

Tel: (212) 869-3000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Steven F. Siegel

Executive Vice President and General Counsel

Brixmor Property Group Inc.

420 Lexington Avenue

New York, New York 10170

Tel: (212) 869-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Joshua Ford Bonnie Edgar J. Lewandowski Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	David J. Goldschmidt Phyllis G. Korff Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: As soon as is practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-196288

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share (2)	Proposed maximum aggregate offering price (1)(2)	Amount of registration fee
Common Stock, par value $0.01 per share	5,692,500	$22.50	$128,081,250	$16,497

(1)	Includes shares subject to the underwriters’ option to purchase additional shares.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended.

EXPLANATORY NOTEAND INCORPORATION OF CERTAIN

INFORMATION BY REFERENCE

This Registration Statement on Form S-11 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Brixmor Property Group Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-11 (File No. 333-196288), as amended, which was declared effective by the Commission on June 25, 2014.

Exhibit number	Description

5.1	Opinion of Venable LLP regarding validity of the shares registered

8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters (filed as Exhibit 8.1 to the Registration Statement on Form S-11 filed by the Registration on June 17, 2014 (File No. 333-196288) and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1)

23.3	Consent of Simpson Thacher & Bartlett LLP (included in the opinion filed as Exhibit 8.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-11 filed by the Registrant on May 27, 2014 (File No. 333-196288) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on June 25, 2014.

BRIXMOR PROPERTY GROUP INC.

By:	/s/ Michael A. Carroll
Name: Michael A. Carroll
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and power of attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Carroll Michael A. Carroll	Director, Chief Executive Officer (Principal Executive Officer)	June 25, 2014

/s/ Michael V. Pappagallo Michael V. Pappagallo	President and Chief Financial Officer (Principal Financial Officer)	June 25, 2014

/s/ Steven A. Splain Steven A. Splain	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 25, 2014

* A.J. Agarwal	Director	June 25, 2014

* Michael Berman	Director	June 25, 2014

* Anthony W. Deering	Director	June 25, 2014

* Jonathan D. Gray	Director	June 25, 2014

* Nadeem Meghji	Director	June 25, 2014

* William D. Rahm	Director	June 25, 2014

* John G. Schreiber	Chairman of the Board of Directors	June 25, 2014

Signature	Title	Date

* William J. Stein	Director	June 25, 2014

*By:	/s/ Michael A. Carroll

Name: Michael A. Carroll Title: Attorney-in-fact